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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                       Date of Report:  September 3, 1998

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


Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
---------------------------                -----------   ------------------

Hawaiian Electric Industries, Inc.            1-8503          99-0208097


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                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code:   (808) 543-5662



                                     None
                -----------------------------------------------
        (Former name or former address, if changed since last report.)

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

Item 5.  Other Events

On September 3, 1998, HEI issued the following news release:


HAWAIIAN ELECTRIC INDUSTRIES, INC. SUBSIDIARY ACQUIRES 60% INTEREST IN POWER PLANT IN CHINA

          HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) announced today that its international power subsidiary, HEI Power Corp. (HEIPC), has acquired an effective 60% interest in a joint venture formed to construct and operate a 206-megawatt (net) coal-fired power plant in Inner Mongolia, People's Republic of China (PRC). The power plant is being built "inside the fence" for
Baotou Iron & Steel (Group) Co., Ltd.  (BaoGroup).   Construction has commenced
and the first of the two units is expected to be online by mid-2000, and the second by the end of 2000.

     "This investment firmly establishes HEI Power Corp.'s presence as an independent power producer in China," said Robert F. Clarke, HEI president and chief executive officer. "Many independent power producers have tried to develop power projects in China, but results have been mixed. By focussing on niche markets important to China's industrial development and supported by state policy, HEI Power Corp. can participate in the PRC's growing energy market and has the potential to become a significant contributor to HEI earnings in a few years."

     "Our efforts to solidify formal ties with key government and business leaders in China and explore opportunities for Hawaii firms are beginning to pay off," said Benjamin Cayetano, Governor of the State of Hawaii. "I applaud HEI for paving the way for other Hawaii businesses to export their services and
expertise to Asia and Pacific Rim countries.   My administration will continue
to open doors to help Hawaii firms like HEI become major players in our global economy."

     BaoGroup is a 25% partner in the joint venture and will purchase all the electricity generated. Ownership of the plant will be transferred without charge to BaoGroup 20 years from now. BaoGroup is the fifth largest steel company in China and also controls more than three-fourths of the world's rare earth deposits. The state-owned enterprise is the largest company in the Inner Mongolia Autonomous Region. Its current demand of 400 megawatts for power is expected to exceed 700 megawatts by 2000, following a major plant expansion utilizing state of the art German continuous casting and rolling mill technology.

     The remaining 15% of the project is effectively owned by United Power Pacific Company Limited (UPP), a privately held Hong Kong company, whose principals have been involved in processing crude oil in China since 1991.
UPP's affiliate, Pacific Point Company Limited, developed the project and was instrumental in securing PRC government approvals and support for the project to bring it to its advanced stage of development.

     HEIPC was advised in the transaction by Power Pacific Company (PPC), an independent power development company experienced in the China market. PPC has successfully developed six other Chinese power projects on behalf of other
international clients.   PPC is unrelated to UPP.

     The acquisition is the second power plant project announced by HEIPC. HEIPC completed the refurbishment of the 50-megawatt Tanguisson power plant for the Guam Power Authority and is now operating the plant under a 20-year agreement.

     "We're continuing to demonstrate that Hawaii has a special place in economic development throughout the Asia-Pacific region," Clarke added.

     HEIPC has now committed to invest approximately $115 million in
international power projects.   None of the funds will come from HEI's utility,
banking or other subsidiaries.

     Hawaiian Electric Industries is a diversified holding company that delivers essential services to the people of Hawaii. Its core businesses are electric utilities and a savings bank. Other smaller subsidiaries include maritime freight transportation, residential real estate development and passive investments. HEIPC was formed in 1995 to pursue independent power and integrated energy services projects in Asia and the Pacific.



FORWARD-LOOKING INFORMATION

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS THE EFFECT OF INTERNATIONAL, NATIONAL AND LOCAL ECONOMIC CONDITIONS, POLITICAL RISKS INHERENT IN DOING BUSINESS IN A DEVELOPING COUNTRY; THE TIMING AND EXTENT OF CHANGES IN INTEREST RATES AND FOREIGN CURRENCY EXCHANGE RATES; THE CONVERTIBILITY AND AVAILABILITY OF FOREIGN CURRENCY; THE EFFECTS OF WEATHER AND NATURAL DISASTERS; CAPACITY AND SUPPLY CONSTRAINTS OR DIFFICULTIES; NEW TECHNOLOGICAL DEVELOPMENTS; GOVERNMENTAL ACTIONS; THE RESULTS OF FINANCING EFFORTS; AND THE TIMING OF THE DEVELOPMENT AND CONSTRUCTION OF THE PROJECT. INVESTORS ARE ALSO REFERRED TO OTHER RISKS AND UNCERTAINTIES DISCUSSED IN OTHER PERIODIC REPORTS FILED BY HEI IN 1998 WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                      (Registrant)


                                /s/ Robert F. Mougeot
                                -----------------------
                                Robert F. Mougeot
                                Financial Vice President and
                                Chief Financial Officer of HEI
                                (Principal Financial Officer of HEI)

                                Date:  September 3, 1998

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